MINERALURGY PTY. LTD.

A. C.N. 094 603 166
A. B.N.58 094 603 166

Consultants to the mining, metallurgical and process industries
Tel +61 – (0)7 3870 7024
Fax +61 -(0)7 3870 7606
PO Box 818
Toowong
Queensland 4066
AUSTRALIA

CONSENT OF PETER MUNRO

I am a Senior Principal Consulting Engineer with Mineralurgy Pty. Ltd., having been involved in preparing a report dated March 23, 2012 entitled “Mineral Resource Estimate, Solwara Project, Bismarck Sea, PNG” (the “Solwara 1 and 12 Report”) for Nautilus Minerals Inc. (the “Company”) as described in the Annual Information Form (“AIF”) of the Company dated March 30, 2015.

I refer to the registration statement on Form F-7 (the “Registration Statement”) relating to the rights offering by the Company, filed with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended. I hereby consent to the use of the Solwara 1 and 12 Report which is incorporated in the Registration Statement by reference to the AIF.

I also consent to the reference to me under the heading “Interest of Experts” in such Registration Statement which is incorporated by reference to the AIF.

/s/ Peter Munro
Peter Munro
Senior Principal Consulting Engineer

February 10, 2016